EXHIBIT 32
CERTIFICATION
PURSUANT TO 18 U.S.C. Section 1350
In connection with the Quarterly Report of Martha Stewart Living Omnimedia, Inc. (the “registrant”) on Form 10-Q for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Charles Koppelman and Kelli Turner, Principal Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that:
(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: May 11, 2009	/s/ Charles Koppelman Charles Koppelman
Principal Executive Officer

Dated: May 11, 2009	/s/ Kelli Turner Kelli Turner
Chief Financial Officer